Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

BAXTER REPORTS FOURTH-QUARTER AND FULL-YEAR 2020 RESULTS

•Fourth-quarter sales of $3.2 billion increased 5% on a reported basis, 3% on a constant currency basis and 2% on an operational basis1
•Fourth-quarter U.S. GAAP earnings per share (EPS) were $0.33 and adjusted EPS were $0.80
•Full-year revenue of $11.7 billion increased 3% on both a reported and constant currency basis and 2% on an operational basis
•Full-year U.S. GAAP EPS were $2.13 and adjusted EPS were $3.09

DEERFIELD, Ill., FEB. 4, 2021 – Baxter International Inc. (NYSE:BAX), a leading global medical products company, today reported results for the fourth quarter and full year ended December 31, 2020, and provided its financial guidance for 2021.
“Amid an unprecedented global public health crisis, Baxter remains focused on advancing our Mission for patients and driving value for all stakeholders,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “Our 2020 performance demonstrates the underlying strength of our portfolio, as well as our heightened agility and resilience fueled by our ongoing transformation. As we enter 2021, we remain focused on our strategy to accelerate sales through enhanced commercial execution and innovation as well as driving margin expansion this year and beyond.”
Fourth-Quarter Financial Results
Worldwide sales in the fourth quarter totaled $3.2 billion, an increase of 5% on a reported basis, 3% on a constant currency basis and 2% on an operational basis. Operational sales in the
______________________
1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

fourth quarter exclude the impact of foreign exchange and the company’s February 2020 acquisition of Seprafilm.
Sales in the U.S. totaled $1.3 billion, remaining flat on a reported basis and declining 1% on an operational basis. International sales of $1.9 billion grew 8% on a reported basis, 5% on a constant currency basis and 4% on an operational basis.
Growth among Baxter’s global business units (GBUs) at both reported and constant currency rates was led by Acute Therapies, which continues to experience increased product demand due to the COVID-19 pandemic. Sales in Baxter’s Renal Care and Clinical Nutrition GBUs increased on both a reported and constant currency basis. Also, contributing to growth in the quarter was increased sales in Advanced Surgery, which benefitted from the acquisition of Seprafilm. Performance in these GBUs helped offset sales declines in Medication Delivery and Pharmaceuticals on both a reported and constant currency basis, which continue to be impacted by lower rates of hospital admissions in the wake of the ongoing pandemic. During the quarter, the company estimates that, in the U.S., hospital admissions declined low double digits and surgical procedures were flat as compared to pre-COVID levels.
By geographic segment, strong performance in APAC and EMEA helped offset headwinds in the Americas, which declined 1% on both a reported and operational basis and was flat on a constant currency basis.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s GBUs and geographic segments.
For the fourth quarter, net income attributable to Baxter was $168 million, or $0.33 per diluted share, an increase of $0.38 per share on a U.S. GAAP (Generally Accepted Accounting Principles) basis. These results include special items totaling $244 million after-tax, which were primarily related to a loss on the extinguishment of debt, intangible asset amortization, business optimization expenses and a noncash pension settlement charge, among other factors. On an adjusted basis, net income attributable to Baxter totaled $412 million in the fourth quarter, or $0.80 per diluted share, a decrease of 18% compared to the prior-year period.

Full-Year Financial Results
Baxter’s 2020 worldwide sales totaled $11.7 billion, an increase of 3% on both a reported and constant currency basis and 2% on an operational basis. Operational sales for 2020 exclude the impact of foreign exchange and the company’s February 2020 acquisition of Seprafilm.
Sales in the U.S. totaled $4.9 billion, growing at 1% on a reported basis and remaining flat on an operational basis. International sales of $6.8 billion grew 4% on both a reported and operational basis and 5% on a constant currency basis.
The accompanying schedules include additional details on sales performance by GBU and geographic segment.
On a U.S. GAAP basis, 2020 net income attributable to Baxter totaled $1.1 billion, or $2.13 per diluted share, increasing 10% compared to the previous year. These results include special items totaling $495 million after-tax, which were primarily related to intangible asset amortization, a loss on the extinguishment of debt and business optimization expenses, among other factors. On an adjusted basis, 2020 net income attributable to Baxter totaled $1.6 billion, or $3.09 per diluted share, a decrease of 7% compared to the prior-year period. These results compared favorably to the company’s previously issued guidance, driven by solid sales performance during the fourth quarter.
For the full year, Baxter generated $1.9 billion in operating cash flow from continuing operations and $1.2 billion in free cash flow (operating cash flow from continuing operations less capital expenditures of $709 million). During the fourth quarter, the company repurchased $500 million worth of common stock or 6 million shares.
“Even as we rise to the challenges of the COVID-19 pandemic, Baxter is committed to returning value to shareholders while strategically pursuing investment in a range of organic and inorganic growth opportunities,” said Jay Saccaro, chief financial officer. “In 2020, we returned approximately $1 billion to shareholders through dividends and share repurchases, and we deployed approximately $500 million to inorganic investments to fuel future growth.”

Business Highlights2
Baxter continues to achieve notable strategic milestones in pursuit of its Mission to Save and Sustain Lives. Among the highlights of 2020 and early 2021, the company:
•Increased manufacturing capacity and production levels to help address surging demand for a range of Baxter products associated with COVID-19 patient care.
•Completed agreements for Baxter’s BioPharma Solutions (BPS) business unit to provide sterile manufacturing services for COVID-19 vaccines.
•Prepared to support the new End-Stage Renal Disease (ESRD) Treatment Choices (ETC) payment model, finalized by the Centers for Medicare and Medicaid Services (CMS) in late 2020, as a core component of the Advancing American Kidney Health Initiative (AAKHI). The ETC payment model encourages access to and adoption of home dialysis.
•Announced U.S. Food and Drug Administration (FDA) clearance of the Homechoice Claria automated peritoneal dialysis (APD) system with its Sharesource connectivity platform for both adult and pediatric populations. Homechoice Claria combines a simple user interface with the benefits of Sharesource, the only two-way remote patient management platform for patients on peritoneal dialysis in the U.S.
•Announced FDA De Novo authorization for Theranova, a novel dialysis membrane designed to deliver expanded hemodialysis (HDx) therapy, which filters a wider range of molecules from the blood than traditional hemodialysis (HD) filters. By granting a De Novo authorization, the FDA is establishing a new class of dialyzer technology with an expanded solute removal profile.
•Received CE marking in Europe and Health Canada approval for the leading edge Novum IQ Infusion platform. The platform includes both large volume and syringe infusion pumps, and features Baxter’s Dose IQ Safety Software and IQ Enterprise Connectivity Suite, intuitive

__________________________
2See links to original press releases for additional product information.

digital health technologies developed to protect patients, manage devices and provide advanced insights.
•Acquired toSense, a California-based technology company focused on developing sensors and software for broad applications in non-invasive patient monitoring. toSense brings technology and expertise that is expected to be instrumental in Baxter’s development and launch of leading edge monitoring innovations.
•Announced results of the Fluid Response Evaluation in Sepsis Hypotension and Shock (FRESH) study using the Starling Fluid Management Monitoring System, published in the CHEST medical journal, the official publication of the American College of Chest Physicians. Performed at 13 hospitals across the United States and United Kingdom, the FRESH study demonstrated lower net fluid balance, reduced mechanical ventilation, and reduced kidney injury in septic shock patients when a non-invasive dynamic assessment was used to guide intravenous (IV) fluid and vasopressor administration.
•Was granted FDA approval of new formulations of Clinimix (amino acids in dextrose) Injections and Clinimix E (amino acids with electrolytes in dextrose and calcium) Injections. These new formulations contain the highest protein in any multi-chamber bag available in the U.S., allowing clinicians more flexibility in meeting their patients’ nutritional goals.
•Completed the acquisition of Seprafilm Adhesion Barrier and related assets from Sanofi. The product is a strong complement to Baxter’s leading surgical hemostat and sealant portfolio; and there are opportunities to reach more potential users based on the breadth of Baxter’s commercial footprint in Advanced Surgery.
•Received FDA Emergency Use Authorizations (EUAs) for Baxter’s Oxiris filter set, Regiocit replacement solution, HF20 Set and ST Set. The EUAs provide clinicians with new options to help care for critically ill patients amid rising demand for continuous renal replacement therapy (CRRT) due to the COVID-19 pandemic. These EUA products are authorized by FDA for use for no longer than the duration of the COVID-19 public health emergency and have neither been cleared or approved by FDA to treat patients with COVID-19 infection.

•Announced a distribution agreement with bioMérieux, a global leader in in vitro diagnostics, for the NEPHROCLEARTM CCL14 diagnostic test. The test is currently in development for use in assessing the risk of developing persistent severe acute kidney injury (AKI).
Corporate Responsibility
Baxter is fully committed to promoting the power of diversity in support of its Mission to Save and Sustain Lives. Last year, in the wake of horrific violence against the Black community in the U.S., the company launched ACT (Activating Change Today), a multidimensional initiative to advance racial justice. ACT represents a collaboration among Baxter’s senior leadership, the Baxter Black Alliance business resource group and colleagues from across the company. The program is focused on driving results across four key areas – Workforce, Workplace, Community and Marketplace – encompassing employees, external stakeholders, and the markets and communities Baxter serves.
Also in 2020, Baxter published its first Sustainability Accounting Standards Board (SASB) index, a voluntary public disclosure that provides transparent and relevant corporate responsibility information to investors and other key stakeholders. Baxter’s first index aligns with SASB’s Medical Equipment and Supplies Sustainability Accounting Standard and provides information on five topics: Affordability and Pricing, Product Safety, Ethical Marketing, Product Design and Lifecycle Management, and Supply Chain Management. Moving forward, Baxter expects to include a SASB index in the company’s annual Corporate Responsibility Report.
Baxter continues to be recognized for its commitment to corporate responsibility and workplace excellence. Over the course of 2020 and early 2021, the company:
•Was named to the Dow Jones Sustainability Indices – DJSI World and DJSI North America; Baxter has appeared each year since the indices launched, in 1999 and 2005, respectively.
•Scored 100% on the 2021 Human Rights Campaign Corporate Equality Index, marking the sixth consecutive year the company has scored 100%.
•Ranked number 30 on Newsweek’s 2021 list of America’s 400 Most Responsible Companies.
•Ranked number 40 of 928 companies by Forbes and JUST Capital on the 2021 Just 100 list of America’s “Most Just” companies.

•Was named to 3BL Media’s list of 100 Best Corporate Citizens for 2020.
•Ranked among the top 10% on the 2020 Diversity Best Practices Inclusion Index.
•Ranked in the top 10% on Disability:IN’s 2020 Disability Equality Index, designating Baxter as a Best Place to Work for Disability Inclusion.
•Was recognized among the Top 75 Companies for Executive Women by Working Mother Media.
•Was named to Working Mother magazine’s 2020 lists of the 100 Best Companies and the Best Companies for Dads.
•Was recognized by Forbes as one of the Best Employers for Women 2020.
2021 Financial Outlook
For full-year 2021: Baxter expects sales growth of 7% to 8% on a reported basis and 4% to 5% on a constant currency basis. The company expects U.S. GAAP earnings of $2.91 to $2.99 per diluted share and adjusted earnings, before special items, of $3.35 to $3.43 per diluted share.
For first-quarter 2021: The company expects sales growth of approximately 3% on a reported basis and sales to decline low single digits on a constant currency basis. The company expects U.S. GAAP earnings of $0.53 to $0.55 per diluted share and adjusted earnings, before special items, of $0.63 to $0.65 per diluted share.
A webcast of Baxter’s fourth-quarter 2020 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on February 4, 2021. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For more than 85 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.

Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating income, adjusted operating margin, adjusted other expense, net, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of this press release. Future events or new information may result in different actual results.
Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter and year-to-date periods ended December 31, 2020, operational sales growth excludes the impact of foreign exchange and the company’s acquisition of Seprafilm in February 2020. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remain constant and excluding the impact of the company’s acquisition of Seprafilm.
For the quarter and year-to-date periods ended December 31, 2020, special items include intangible asset amortization, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation, investigation and related costs, pension settlement charges, a loss on the extinguishment of debt and Sigma Spectrum infusion pump inspection and remediation charges. Additionally, special items for the year-to-date period ended December 31, 2020 include an intangible asset impairment charge. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management and the company’s Board of Directors use these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.

Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results and business development activities and outlook for first-quarter and full-year 2021. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the effects of the COVID-19 pandemic on our business and the businesses of our customers; demand for and market acceptance of risks for new and existing products (including the impact of reduced hospital admission rates and elective surgery volumes); product development risks (including any delays in required regulatory approvals); product quality or patient safety concerns; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical and Seprafilm Adhesion Barrier); loss of key employees or inability to identify and recruit new employees; continuity, availability and pricing of acceptable raw materials and component supply or the inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the impact of global economic conditions (including potential trade wars); future actions of regulatory bodies and other governmental authorities, including the FDA, the Department of Justice, the SEC, the New York Attorney General, the Environmental Protection Agency and foreign regulatory agencies, including the continued delay in lifting the warning letter at our Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; increasing regulatory focus on privacy and security issues; failures with respect to compliance programs; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end stage renal disease market and demand for our peritoneal dialysis products, necessitating significant multi-year capital expenditures, which are difficult to estimate in advance; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; the outcome of pending or future litigation, including the opioid litigation and litigation related to our internal investigation of foreign exchange gains and losses; current or worsening economic conditions; fluctuations in foreign exchange and interest rates; and other risks identified in Baxter’s most recent filings on Forms 10-K and 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Cheetah Medical, Clinimix, Clinimix E, Dose IQ, Homechoice Claria, IQ Enterprise, Novum IQ, Oxiris, Preveleak, Recothrom, Regiocit, Seprafilm, Sharesource, Sigma Spectrum, Starling, Theranova and

toSense are registered trademarks of Baxter International Inc. Other trademarks appearing here are the property of their respective owners.

###

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2020	2019	Change
NET SALES	$3,181	$3,039	5%
COST OF SALES	1,990	1,741	14%
GROSS MARGIN	1,191	1,298	(8)%
% of Net Sales	37.4%	42.7%	(5.3 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	650	666	(2)%
% of Net Sales	20.4%	21.9%	(1.5 pts)
RESEARCH AND DEVELOPMENT EXPENSES	135	156	(13)%
% of Net Sales	4.2%	5.1%	(0.9 pts)
OTHER OPERATING INCOME, NET	—	(60)	NM
OPERATING INCOME	406	536	(24)%
% of Net Sales	12.8%	17.6%	(4.8 pts)
INTEREST EXPENSE, NET	38	20	90%
OTHER EXPENSE, NET	158	739	(79)%
INCOME (LOSS) BEFORE INCOME TAXES	210	(223)	NM
INCOME TAX EXPENSE (BENEFIT)	39	(204)	NM
% of Income (Loss) Before Income Taxes	18.6%	91.5%	(72.9 pts)
NET INCOME (LOSS)	171	(19)	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3	4	(25)%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$168	$(23)	NM

EARNINGS (LOSS) PER SHARE
Basic	$0.33	$(0.05)	NM
Diluted	$0.33	$(0.05)	NM

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	510	506
Diluted	516	506

ADJUSTED OPERATING INCOME (excluding special items)¹	$563	$609	(8)%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$520	$605	(14)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$412	$501	(18)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.80	$0.97	(18)%
ADJUSTED WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING FOR ADJUSTED DILUTED EPS[1]	516	515
1    Refer to page 12 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended December 31, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Other Expense, Net	Income (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings (Loss) Per Share
Reported	$1,191	$650	$135	$—	$406	$158	$210	$39	$171	$168	$0.33
Reported percent of net sales (or percent of income (loss) before income taxes for income tax expense (benefit))	37.4%	20.4%	4.2%	0.0%	12.8%	5.0%	6.6%	18.6%	5.4%	5.3%
Intangible asset amortization[1]	57	—	—	—	57	—	57	13	44	44	0.09
Business optimization items[2]	29	(25)	(3)	—	57	—	57	14	43	43	0.08
Acquisition and integration expenses[3]	—	(2)	—	—	2	—	2	—	2	2	0.00
European medical devices regulation[4]	11	—	—	—	11	—	11	2	9	9	0.02
Investigation and related costs[5]	—	(1)	—	—	1	—	1	—	1	1	0.00
Pension settlement[7]	—	—	—	—	—	(43)	43	10	33	33	0.06
Loss on debt extinguishment[8]	—	—	—	—	—	(110)	110	20	90	90	0.17
Product-related items[9]	29	—	—	—	29	—	29	7	22	22	0.04
Adjusted	$1,317	$622	$132	$—	$563	$5	$520	$105	$415	$412	$0.80
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	41.4%	19.6%	4.1%	0.0%	17.7%	0.2%	16.3%	20.2%	13.0%	13.0%

The company’s U.S. GAAP results for the three months ended December 31, 2019 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Other Expense, Net	Income (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings (Loss) Per Share
Reported	$1,298	$666	$156	$(60)	$536	$739	$(223)	$(204)	$(19)	$(23)	$(0.05)
Reported percent of net sales (or percent of income (loss) before income taxes for income tax expense (benefit))	42.7%	21.9%	5.1%	(2.0)%	17.6%	24.3%	(7.3)%	91.5%	(0.6)%	(0.8)%
Intangible asset amortization[1]	47	—	—	—	47	—	47	8	39	39	0.09
Business optimization items[2]	30	(20)	(3)	—	53	—	53	8	45	45	0.09
Acquisition and integration expenses[3]	5	(12)	—	—	17	—	17	3	14	14	0.03
European medical devices regulation[4]	8	—	—	—	8	—	8	2	6	6	0.01
Investigation and related costs[5]	—	(8)	—	—	8	—	8	2	6	6	0.01
Hurricane Maria insurance recoveries[6]	—	—	—	60	(60)	—	(60)	(15)	(45)	(45)	(0.09)
Pension settlement[7]	—	—	—	—	—	(755)	755	187	568	568	1.10
Swiss and India tax reform[10]	—	—	—	—	—	—	—	109	(109)	(109)	(0.22)
Adjusted	$1,388	$626	$153	$—	$609	$(16)	$605	$100	$505	$501	$0.97
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	45.7%	20.6%	5.0%	0.0%	20.0%	(0.5)%	19.9%	16.5%	16.6%	16.5%

Weighted-average diluted shares as reported	506
Effect of dilutive securities that were anti-dilutive to diluted EPS as reported	9
Weighted-average diluted shares as adjusted	515

1The company’s results in 2020 and 2019 included intangible asset amortization expense of $57 million ($44 million, or $0.09 per diluted share, on an after-tax basis) and $47 million ($39 million, or $0.09 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2020 and 2019 included charges of $57 million ($43 million, or $0.08 per diluted share, on an after-tax basis) and $53 million ($45 million, or $0.09 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure.
3The company’s results in 2020 included $2 million ($2 million, or $0.00 per diluted share, on an after-tax basis) of acquisition and integration expenses related to the acquisition of Seprafilm. The company’s results in 2019 included $17 million ($14 million, or $0.03 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Claris and the Recothrom and Preveleak products in prior periods.
4The company’s results in 2020 and 2019 included costs of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) and $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that are scheduled to become effective in 2021.
5The company’s results in 2020 and 2019 included costs of $1 million ($1 million, or $0.00 per diluted share, on an after-tax basis) and $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) for investigation and related costs. This included costs related to the company's investigation of foreign exchange gains and losses associated with certain intra-company transactions and related legal matters.
6The company's results in 2019 included a benefit of $60 million ($45 million, or $0.09 per diluted share, on an after-tax basis) related to insurance recoveries as a result of losses incurred due to Hurricane Maria.
7The company's results in 2020 included a charge of $43 million ($33 million, or $0.06 per diluted share, on an after-tax basis) related to lump-sum settlement distributions made to certain former U.S. employees with vested pension benefits. The company's results in 2019 included a charge of $755 million ($568 million, or $1.10 per diluted share, on an after-tax basis) related to the annuitization of a portion of the company's U.S. pension plan.
8The company's results in 2020 included a loss of $110 million ($90 million, or $0.17 per diluted share, on an after-tax basis) on the November 2020 early extinguishment of $750 million of 3.75% senior notes that were issued in March 2020.
9The company's results in 2020 included a net charge of $29 million ($22 million, or $0.04 per diluted share, on an after-tax basis) related to Sigma Spectrum infusion pump inspection and remediation activities.
10The company's results in 2019 included a benefit of $109 million, or $0.22 per diluted share, related to income tax reform in Switzerland and India.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Years Ended December 31,
	2020	2019	Change
NET SALES	$11,673	$11,362	3%
COST OF SALES	7,086	6,601	7%
GROSS MARGIN	4,587	4,761	(4)%
% of Net Sales	39.3%	41.9%	(2.6 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,469	2,535	(3)%
% of Net Sales	21.2%	22.3%	(1.1 pts)
RESEARCH AND DEVELOPMENT EXPENSES	521	595	(12)%
% of Net Sales	4.5%	5.2%	(0.7 pts)
OTHER OPERATING INCOME, NET	(19)	(141)	(87)%
OPERATING INCOME	1,616	1,772	(9)%
% of Net Sales	13.8%	15.6%	(1.8 pts)
INTEREST EXPENSE, NET	134	71	89%
OTHER EXPENSE, NET	190	731	(74)%
INCOME BEFORE INCOME TAXES	1,292	970	33%
INCOME TAX EXPENSE (BENEFIT)	182	(41)	NM
% of Income Before Income Taxes	14.1%	(4.2)%	18.3 pts
NET INCOME	1,110	1,011	10%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	8	10	(20)%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$1,102	$1,001	10%

EARNINGS PER SHARE
Basic	$2.17	$1.97	10%
Diluted	$2.13	$1.93	10%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	509	509
Diluted	517	519

ADJUSTED OPERATING INCOME (excluding special items)¹	$2,097	$2,120	(1)%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$1,926	$2,073	(7)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$1,597	$1,717	(7)%
ADJUSTED DILUTED EPS (excluding special items)¹	$3.09	$3.31	(7)%
1    Refer to page 14 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the year ended December 31, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Other Expense, Net	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$4,587	$2,469	$521	$(19)	$1,616	$190	$1,292	$182	$1,110	$1,102	$2.13
Reported percent of net sales (or percent of income before income taxes for income tax expense (benefit))	39.3%	21.2%	4.5%	(0.2)%	13.8%	1.6%	11.1%	14.1%	9.5%	9.4%
Intangible asset amortization[1]	222	—	—	—	222	—	222	51	171	171	0.33
Business optimization items[2]	53	(78)	(3)	17	117	—	117	27	90	90	0.17
Acquisition and integration expenses[3]	11	(9)	(22)	2	40	—	40	8	32	32	0.06
European medical devices regulation[4]	33	—	—	—	33	—	33	8	25	25	0.05
Investigation and related costs[5]	3	(19)	(1)	—	23	—	23	4	19	19	0.04
Intangible asset impairment[6]	17	—	—	—	17	—	17	4	13	13	0.03
Pension settlement[9]	—	—	—	—	—	(43)	43	10	33	33	0.06
Loss on debt extinguishment[10]	—	—	—	—	—	(110)	110	20	90	90	0.17
Product-related items[11]	29	—	—	—	29	—	29	7	22	22	0.04
Adjusted	$4,955	$2,363	$495	$—	$2,097	$37	$1,926	$321	$1,605	$1,597	$3.09
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.4%	20.2%	4.2%	0.0%	18.0%	0.3%	16.5%	16.7%	13.7%	13.7%

The company’s U.S. GAAP results for the year ended December 31, 2019 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Other Expense, Net	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$4,761	$2,535	$595	$(141)	$1,772	$731	$970	$(41)	$1,011	$1,001	$1.93
Reported percent of net sales (or percent of income before income taxes for income tax expense (benefit))	41.9%	22.3%	5.2%	(1.2)%	15.6%	6.4%	8.5%	(4.2)%	8.9%	8.8%
Intangible asset amortization[1]	183	—	—	—	183	—	183	42	141	141	0.27
Business optimization items[2]	69	(70)	(45)	—	184	—	184	37	147	147	0.28
Acquisition and integration expenses[3]	30	(20)	(8)	4	54	—	54	14	40	40	0.08
European medical devices regulation[4]	25	—	—	—	25	—	25	6	19	19	0.04
Investigation and related costs[5]	—	(8)	—	—	8	—	8	2	6	6	0.01
Intangible asset impairment[6]	31	—	—	—	31	—	31	7	24	24	0.05
Insurance recoveries from a legacy product-related matter[7]	—	—	—	37	(37)	—	(37)	(8)	(29)	(29)	(0.05)
Hurricane Maria insurance recoveries[8]	—	—	—	100	(100)	—	(100)	(25)	(75)	(75)	(0.15)
Pension settlement[9]	—	—	—	—	—	(755)	755	187	568	568	1.09
Swiss and India tax reform[12]	—	—	—	—	—	—	—	109	(109)	(109)	(0.21)
U.S. tax reform[13]	—	—	—	—	—	—	—	16	(16)	(16)	(0.03)
Adjusted	$5,099	$2,437	$542	$—	$2,120	$(24)	$2,073	$346	$1,727	$1,717	$3.31
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	44.9%	21.4%	4.8%	0.0%	18.7%	(0.2)%	18.2%	16.7%	15.2%	15.1%
1.The company’s results in 2020 and 2019 included intangible asset amortization expense of $222 million ($171 million, or $0.33 per diluted share, on an after-tax basis) and $183 million ($141 million, or $0.27 per diluted share, on an after-tax basis), respectively.
2.The company’s results in 2020 and 2019 included charges of $134 million ($107 million, or $0.20 per diluted share, on an after-tax basis) and $184 million ($147 million, or $0.28 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure. Additionally, we recorded a gain of $17 million ($17 million, or $0.03 per diluted share, on an after-tax basis) in 2020 for property we sold in conjunction with our business optimization initiatives.
3.The company’s results in 2020 included $40 million ($32 million, or $0.06 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Cheetah Medical and Seprafilm and the purchase of in-process R&D assets, partially offset by a benefit related to the change in the estimated fair value of contingent consideration liabilities. The company’s results in 2019 included $54 million
($40 million, or $0.08 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included integration expenses related to the company's acquisitions of Claris and the Recothrom and Preveleak products in prior periods as well as the 2019 acquisition of in-process R&D assets, partially offset by a benefit related to the change in the estimated fair value of contingent consideration liabilities.
4.The company’s results in 2020 and 2019 included costs of $33 million ($25 million, or $0.05 per diluted share, on an after-tax basis) and $25 million ($19 million, or $0.04 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that are scheduled to become effective in 2021.
5.The company’s results in 2020 and 2019 included costs of $23 million ($19 million, or $0.04 per diluted share, on an after-tax basis) and $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) for investigation and related costs. This included costs related to the company's investigation of foreign exchange gains and losses associated with certain intra-company transactions and related legal matters. Additionally, the company recorded incremental stock compensation expense as it extended the terms of certain stock options that were scheduled to expire in the first quarter of 2020.
6.The company's results in 2020 and 2019 included charges of $17 million ($13 million, or $0.03 per diluted share, on an after-tax basis) and $31 million ($24 million, or $0.05 per diluted share, on an after-tax basis) for asset impairments related to developed-technology intangible assets.
7.The company's results in 2019 included a benefit of $37 million ($29 million, or $0.05 per diluted share, on an after-tax basis) related to its allocation of insurance proceeds received pursuant to a settlement and cost-sharing agreement for a legacy product-related matter.
8.The company's results in 2019 included a benefit of $100 million ($75 million, or $0.15 per diluted share, on an after-tax basis) related to insurance recoveries as a result of losses incurred due to Hurricane Maria.
9.The company's results in 2020 included a charge of $43 million ($33 million, or $0.06 per diluted share, on an after-tax basis) related to lump-sum settlement distributions made to certain former U.S. employees with vested pension benefits. The company's results in 2019 included a charge of $755 million ($568 million, or $1.09 per diluted share, on an after-tax basis) related to the annuitization of a portion of the company's U.S. pension plan.
10.The company's results in 2020 included a loss of $110 million ($90 million, or $0.17 per diluted share, on an after-tax basis) on the November 2020 early extinguishment of $750 million of 3.75% senior notes that were issued in March 2020.
11.The company's results in 2020 included a net charge of $29 million ($22 million, or $0.04 per diluted share, on an after-tax basis) related to Sigma Spectrum infusion pump inspection and remediation activities.
12.The company's results in 2019 included a benefit of $109 million, or $0.21 per diluted share, related to income tax reform in Switzerland and India.
13.The company's results in 2019 included updates to the estimated impact of U.S. federal tax reform previously made by the company of $16 million, or $0.03 per diluted share.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended December 31,				Years Ended December 31,
	2020	2019	% Growth @ Actual Rates	% Growth @ Constant Rates	2020	2019	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,614	$1,632	(1)%	0%	$6,069	$6,094	(0)%	1%
EMEA	867	789	10%	5%	3,129	2,968	5%	5%
APAC	700	618	13%	8%	2,475	2,300	8%	7%
Total Baxter	$3,181	$3,039	5%	3%	$11,673	$11,362	3%	3%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Sales by GBU
(unaudited)
($ in millions)

	Three Months Ended December 31,				Years Ended December 31,
	2020	2019	% Growth @ Actual Rates	% Growth @ Constant Rates	2020	2019	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$1,013	$960	6%	4%	$3,757	$3,639	3%	4%
Medication Delivery ²	753	775	(3)%	(3)%	2,735	2,799	(2)%	(2)%
Pharmaceuticals ³	571	580	(2)%	(4)%	2,123	2,155	(1)%	(1)%
Clinical Nutrition [4]	246	233	6%	4%	922	872	6%	6%
Advanced Surgery [5]	260	231	13%	10%	888	877	1%	1%
Acute Therapies [6]	221	144	53%	50%	740	535	38%	39%
Other[7]	117	116	1%	(4)%	508	485	5%	4%
Total Baxter	$3,181	$3,039	5%	3%	$11,673	$11,362	3%	3%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes primarily sales of contract manufacturing services from the company’s pharmaceutical partnering business.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
GBU Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended December 31,
	2020			2019			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$219	$794	$1,013	$204	$756	$960	7%	5%	6%
Medication Delivery	486	267	753	514	261	775	(5)%	2%	(3)%
Pharmaceuticals	221	350	571	250	330	580	(12)%	6%	(2)%
Clinical Nutrition	92	154	246	84	149	233	10%	3%	6%
Advanced Surgery	148	112	260	138	93	231	7%	20%	13%
Acute Therapies	82	139	221	48	96	144	71%	45%	53%
Other	42	75	117	51	65	116	(18)%	15%	1%
Total Baxter	$1,290	$1,891	$3,181	$1,289	$1,750	$3,039	0%	8%	5%

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
GBU Sales by U.S. and International
(unaudited)
($ in millions)

	Years Ended December 31,
	2020			2019			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$848	$2,909	$3,757	$791	$2,848	$3,639	7%	2%	3%
Medication Delivery	1,782	953	2,735	1,822	977	2,799	(2)%	(2)%	(2)%
Pharmaceuticals	874	1,249	2,123	940	1,215	2,155	(7)%	3%	(1)%
Clinical Nutrition	342	580	922	320	552	872	7%	5%	6%
Advanced Surgery	518	370	888	535	342	877	(3)%	8%	1%
Acute Therapies	286	454	740	184	351	535	55%	29%	38%
Other	228	280	508	234	251	485	(3)%	12%	5%
Total Baxter	$4,878	$6,795	$11,673	$4,826	$6,536	$11,362	1%	4%	3%

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Years Ended December 31,
	2020	2019
Cash flows from operations - continuing operations	$1,870	$2,110
Capital expenditures	(709)	(696)
Free cash flow - continuing operations	$1,161	$1,414
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 20
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended December 31, 2019 to The Three Months Ended December 31, 2020
(unaudited)

	Net Sales Growth As Reported	Seprafilm	FX	Operational Sales Growth*
Renal Care	6%	0%	(2)%	4%
Medication Delivery	(3)%	0%	0%	(3)%
Pharmaceuticals	(2)%	0%	(2)%	(4)%
Clinical Nutrition	6%	0%	(2)%	4%
Advanced Surgery	13%	(12)%	(3)%	(2)%
Acute Therapies	53%	0%	(3)%	50%
Other	1%	0%	(5)%	(4)%
Total Baxter	5%	(1)%	(2)%	2%

U.S.	0%	(1)%	0%	(1)%
International	8%	(1)%	(3)%	4%

Americas	(1)%	(1)%	1%	(1)%
EMEA	10%	0%	(5)%	5%
APAC	13%	(2)%	(5)%	6%
*Totals may not add across due to rounding.
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 21
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Year Ended December 31, 2019 to The Year Ended December 31, 2020
(unaudited)

	Net Sales Growth As Reported	Seprafilm	FX	Operational Sales Growth*
Renal Care	3%	0%	1%	4%
Medication Delivery	(2)%	0%	0%	(2)%
Pharmaceuticals	(1)%	0%	0%	(1)%
Clinical Nutrition	6%	0%	0%	6%
Advanced Surgery	1%	(11)%	0%	(10)%
Acute Therapies	38%	0%	1%	39%
Other	5%	0%	(1)%	4%
Total Baxter	3%	(1)%	0%	2%

U.S.	1%	(1)%	0%	(0)%
International	4%	(1)%	1%	4%

Americas	(0)%	(1)%	1%	0%
EMEA	5%	0%	0%	5%
APAC	8%	(2)%	(1)%	5%
*Totals may not add across due to rounding.
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 22
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Projected First Quarter and Full Year 2021 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Earnings Per Share Guidance	Q1 2021*	FY 2021*
Earnings per Diluted Share - U.S. GAAP	$0.53 - $0.55	$2.91 - $2.99
Estimated intangible asset amortization	$0.09	$0.35
Estimated business optimization charges	$0.00	$0.02
Estimated investigation and related costs	$0.00	$0.01
Estimated European medical devices regulation	$0.01	$0.06
Earnings per Diluted Share - Adjusted	$0.63 - $0.65	$3.35 - $3.43
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the full year of 2021 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, debt extinguishment gains or losses, or unusual or infrequently occurring items that may occur during 2021.